CERTIFICATION PURSUANT TO
                    18 U.S.C. SECTION 1350,
                     AS ADOPTED PURSUANT TO
         SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of PCS Edventures!.com , Inc. (the "Company") on Form 10-QSB for the period ending December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Quarterly Report"), we, Anthony A. Maher, President and CEO, and Shannon M. Wilson, CFO of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:

     (1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Dated: 2/7/2007                         /s/Anthony A. Maher
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                                        Anthony A. Maher
                                        President and CEO



Dated: 2/7/2007                         /s/Shannon M. Wilson
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                                        Shannon M. Wilson
                                        CFO